UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report

                                 March 15, 2007

                              COMPUDYNE CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)

         0-29798                                         23-1408659
         -------                                         ----------
 (Commission File Number)                (I.R.S. employer identification number)


     2530 Riva Road, Suite 201
       Annapolis, Maryland                                 21401
     -------------------------                             -----
(Address of principal executive office)                  (Zip code)

               Registrant's telephone number, including area code
                                 (410) 224-4415


                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments

The Company's Board of Directors concluded on March 15, 2007 that impairment charges are required to be recorded in the fourth quarter of 2006 against goodwill and other intangible assets associated with its Public Safety and Justice segment. The Company currently estimates it will record $16.1 million in impairment charges against goodwill and other intangible assets under GAAP. This segment has embarked on a major overhaul of its suite of existing software products to a "Microsoft.net" software platform from their current platform. As a result of this undertaking, for which the costs incurred to date have been expensed, reported earnings have been depressed temporarily. A formal impairment analysis is occurring in connection with the preparation of the Company's financial statements for the year ended December 31, 2006. The impairment charges will not result in future cash expenditures.

Item 7.01  Regulation FD Disclosure

On March 20, 2007, the Company issued a press release announcing the recording of impairment charges of approximately $16.1 million. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2007



                                COMPUDYNE CORPORATION



                                By: /s/ Geoffrey F. Feidelberg
                                    --------------------------
                                     Geoffrey F. Feidelberg
                                Its: Chief Financial Officer